Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Orchid Island Capital, Inc.
Vero Beach, Florida
We

hereby consent

to the

incorporation by

reference in

the Registration

Statements on

Form S-8

(No.
333-257201) and Form S-3 (333-236144)
of Orchid Island Capital, Inc. of our reports dated

February 25,
2022, relating

to the

financial statements,

and the

effectiveness

of Orchid

Island Capital,

Inc.’s internal
control over financial reporting which appear in this Annual Report on Form 10-K.

West Palm Beach, Florida /s/ BDO USA, LLP
February 25, 2022 Certified Public Accountants